Exhibit 15.1

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-254072, 333-267017, 333-276066, 333-281202, 333-289594) of our report dated March 24, 2026 relating to the consolidated financial statements of Ucommune International Ltd. appearing in the Annual Report on Form 20-F for the year ended December 31, 2025.

/s/ Marcum Asia CPAs LLP

Marcum Asia CPAs LLP

Beijing, China

March 24, 2026

BEIJING OFFICE ● Units 06-09 ● 46th Floor ● China World Tower B ● No. 1 Jian Guo Men Wai Avenue ● Chaoyang District ● Beijing ● 100004

Phone 8610.8518.7992 ● Fax 8610.8518.7993 ● www.marcumasia.com